Exhibit 31.6

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Gilberto Antoniazzi, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Arcadium Lithium plc; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2024

/s/ Gilberto Antoniazzi

Gilberto Antoniazzi
Vice President, Chief Financial Officer and Treasurer